July  11,  2002

Securities  and  Exchange  Commission
Washington,  D.C.  20549

Re:   Proteo,  Inc.  (formerly  known  as  Trivantage  Group,  Inc.)


Dear  Sir  or  Madam:


We have read Item 4 of the Form 8-K of Proteo, Inc., dated July 11, 2002, and agree with the statements contained therein.



Very  truly  yours,

/s/ Stonefield Josephson, Inc.
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Stonefield  Josephson,  Inc.